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                       [Letterhead of Winston & Strawn]

                                                                     Exhibit 3.4


                               November 7, 2000


The Bank of New York, As Trustee of
Nuveen Unit Trust, Series 108
101 Barclay Street, 17 West
New York, New York 10286

Dear Sirs:

          We are acting as your counsel in connection with the execution and delivery by you of a certain Trust Agreement, dated as of today (the "Indenture"), between Nuveen Investments (the "Depositor"), and you, as Trustee, establishing Nuveen Unit Trust, Series 108 (the "Fund"), consisting of Nuveen Biotechnology & Genomes 15-Month Sector Portfolio, November 2000, Nuveen Semiconductor 15-Month Sector Portfolio, November 2000, Nuveen Aerospace & Defense Five-Year Sector Portfolio, November 2000, Nuveen Biotechnology & Genomes Five-Year Sector Portfolio, November 2000, Nuveen e-Business Five-Year Sector Portfolio, November 2000, Nuveen Leisure & Entertainment Five-Year Sector Portfolio, November 2000, Nuveen Semiconductor Five-Year Sector Portfolio, November 2000 (individually the "Trusts" and, in the aggregate, the "Trusts"), and the execution by you, as Trustee under the Indenture, of a certificate or certificates evidencing ownership of all of the units of fractional undivided interests (such certificate or certificates and such aggregate units being herein respectively called "Certificates" and "Units") in the Trusts, as set forth in the prospectus, dated today for filing as an amendment to the registration statement heretofore filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (respectively the "Prospectus" and the "Registration Statement"), relating to the Fund (File Number 333-48150). Each of the Trusts consist of the securities set forth in the Prospectus (including delivery statements relating to contracts for the purchase of certain securities not yet delivered and cash, cash equivalents or an irrevocable letter or credit, or a combination thereof, in the amount required to pay for such purchases upon the receipt of such securities) defined in the Indenture as "Securities" and listed in Schedule A to the Indenture (such securities, delivery statements and cash, cash equivalents or letter of credit being herein called the "Underlying Securities").

          We have examined the Indenture, specimen Certificates and originals (or copies certified or otherwise identified to our satisfaction) of such other instruments, certificates and documents as we have deemed necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid instruments, certificates and documents.
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          Based on the foregoing, we are of the opinion that:

          1. The Bank of New York is a corporation organized under the laws of the State of New York with the powers of a trust company under the Banking Law of the State of New York.

          2. The execution of the Indenture is within the authorization of the executing officers of The Bank of New York.

          3. The Indenture is in proper form for execution and delivery by you as Trustee.

          4. The Certificates are in proper form for execution and delivery by you as Trustee.

          5. Upon receipt by you of the Underlying Securities you may properly execute Certificates or initial transaction statements evidencing ownership of the Units, registered in the name of the Depositor, and upon receipt of advice of the effectiveness of the Registration Statement, you may deliver such Certificates or issue initial transaction statements to or upon the order of the Depositor as provided in the Closing Memorandum being executed and delivered today by the parties to the Indenture.

          6. You as Trustee may lawfully, under the New York Banking Law, advance to the Trust such amounts as may be necessary to provide periodic distributions or payment of expenses for the Trust, and be reimbursed without interest for any such advances from funds in the income or capital account for the Trust on the ensuing record date or as otherwise provided in the Indenture.

          In rendering the foregoing opinion we have not considered, among other things, whether the Underlying Securities have been duly authorized and delivered and are fully paid for and non-assessable.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name and the reference to our firm in the Registration Statement and in the Prospectus.

                                         Very truly yours,


                                         /s/ Winston & Strawn
                                         --------------------
                                         Winston & Strawn